                                                                  EXHIBIT 24

                                AMENDMENT NO. 2
                          TO STOCKHOLDERS' AGREEMENT

      This Amendment No. 2 dated as of December 11, 1998 to Stockholders' Agreement dated as of August 14, 1998 amended and restated as of June 26, 1997 and amended as of March 2, 1998, by and among Robert Nederlander, as voting trustee (the "Voting Trustee") under the Voting Trust Agreement dated as of May 29, 1991, by and among Riddell Sports Inc., a Delaware corporation (the "Company"), and all of the stockholders of the Company listed on Schedule A thereto (the "Voting Trust Agreement"), Lenny Corp., a Delaware corporation, Leonard Toboroff P.C. Defined Pension Benefit Plan ("Benefit Plan"), Robert Nederlander ("Nederlander"), Leonard Toboroff ("Toboroff"), David Mauer ("Mauer"), R.E.R. Corporation, a Michigan corporation ("R.E.R."), Robert Holdings, Inc., a Delaware corporation ("RHI"), JEMC Corp., a Delaware corporation ("JEMC"), John McConnaughy, Jr., Dan Cougill ("Cougill") and Jeffrey G.Webb (the "Executive") (RHI, Lenny Corp., Benefit Plan, Toboroff, Nederlander, McConnaughy, Mauer, Cougill, R.E.R, JEMC and the Executive are referred to as the "Stockholders").

      WHEREAS, Cougill, as a party to the Stockholders' Agreement, is bound by its voting and other restrictions.

      WHEREAS, Mr. Cougill has resigned from his positions with the Company effective December 11, 1998.

      WHEREAS, the parties have determined that it is no longer appropriate to impose voting and other restrictions on the shares of Common Stock of Riddell Sports Inc. owned by Cougill, and the parties agree that Cougill should no longer be a party to the Stockholders' Agreement.

      NOW THEREFORE, in consideration of the foregoing and mutual agreement hereinafter contained, the parties hereto agree as follows:

1.    Cougill is no longer a party to the Stockholders' Agreement.

2. Section A. Definition of "Stockholders." The definition of the term "Stockholders in the Stockholders' Agreement, as set forth in the first paragraph thereof, is hereby amended to delete Cougill as one of the Stockholders, and is restated in its entirety as follows:

      "STOCKHOLDERS' AGREEMENT dated as of August 14, 1998 as amended and restated on June 26, 1997 and March 2, 1998, by and among Robert Nederlander, as voting trustee (the "Voting Trustee") under the Voting Trust Agreement dated as of May 29, 1991, by and among Riddell Sports Inc., a Delaware corporation (the "Company"), and all of the stockholders of the Company listed on Schedule A thereto (the "Voting Trust Agreement"), Robert Nederlander, Lenny Corp., a Delaware corporation, Leonard Toboroff P.C. Defined Pension Benefit Plan ("Benefit Plan"), Leonard Toboroff ("Toboroff"), David Mauer ("Mauer"), Robert Holdings, Inc., a Delaware corporation ("RHI") R.E.R. Corporation, a Michigan corporation ("R.E.R"), JEMC Corp., a Delaware corporation ("JEMC"), John McConnaughy, Jr., and Jeffrey G.Webb (the "Executive") (RHI, Lenny Corp., Benefit Plan, Toboroff, Nederlander,

      McConnaughy, Mauer, and R.E.R., JEMC and the Executive are referred to as the "Stockholders").

3. Except as amended hereby, Stockholders' Agreement remains in full force and effect.

4. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of the together shall constitute one and the same instrument.

5. IN WITNESS WHEREOF, this Amendment has been fully executed and delivered as of the date first written above.

                                     /s/ ROBERT NEDERLANDER
                                    Robert Nederlander, as Voting Trustee


                                    ROBERT HOLDINGS, INC.

                                    BY: /s/ ROBERT NEDERLANDER
                                    Name  Robert Nederlander
                                    Title President


                                    R.E.R. CORP.

                                    BY: /s/ ROBERT NEDERLANDER
                                    Name  Robert Nederlander
                                    Title President


                                    LENNY CORP.

                                    BY: /s/ LEONARD TOBOROFF
                                    Name  Leonard Toboroff
                                    Title President


                                    LEONARD TOBOROFF, P.C.,  DEFINED PENSION
                                    BENEFIT PLAN

                                    BY: /s/ LEONARD TOBOROFF
                                    Name  Leonard Toboroff
                                    Title President


                                    JEMC CORP.

                                    BY: /s/ JOHN MCCONNAUGHY, JR.
                                    Name  John McConnaughy, Jr.
                                    Title President


                                    /s/ DAVID MAUER
                                    David Mauer, in his individual capacity

                                    /s/ DAN COUGILL
                                    Dan Cougill, in his individual capacity

                                    /s/ JEFFREY G. WEBB
                                    Jeffrey G. Webb, in his individual
                                    capacity

                                    /s/ ROBERT NEDERLANDER
                                    Robert Nederlander, in his individual
                                    capacity

                                    /s/ LEONARD TOBOROFF
                                    Leonard Toboroff, in his individual
                                    capacity

                                    /s/ JOHN MCCONNAUGHY, JR.
                                    John McConnaughy, Jr., in his individual
                                    capacity


                                      -2-